UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2016

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2016 Annual Meeting of Stockholders was held on May 4, 2016. At the Annual Meeting, all measures were approved in accordance with the shareholder voting results noted below.

Proposal 1

The twelve director nominees named in our proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

NOMINEE	FOR	WITHHELD	NON-VOTES
John D. Barr	68,102,500	9,167,849	4,356,738
Michael R. Eisenson	66,823,113	10,447,236	4,356,738
Robert H. Kurnick, Jr.	75,844,100	1,426,249	4,356,738
William J. Lovejoy	76,600,840	669,509	4,356,738
Kimberly J. McWaters	64,602,701	12,667,648	4,356,738
Lucio A. Noto	75,823,348	1,447,001	4,356,738
Greg Penske	75,840,661	1,429,688	4,356,738
Roger S. Penske	75,414,553	1,855,796	4,356,738
Sandra E. Pierce	75,760,329	1,510,020	4,356,738
Kanji Sasaki	75,834,410	1,435,939	4,356,738
Ronald G. Steinhart	68,101,329	9,169,020	4,356,738
H. Brian Thompson	73,935,308	3,335,041	4,356,738

Proposal 2

The proposal to ratify the selection of Deloitte LLP as our independent registered public accounting firm for 2016 was approved based upon the following votes:

FOR	AGAINST	ABSTAIN
81,023,853	585,304	17,930

Proposal 3

The proposal to approve, on an advisory basis, our executive compensation was approved based upon the following votes:

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES
76,975,738	252,557	42,054	4,356,738

Item 8.01 Other Events.

Dividend Announcement

On May 4, 2016, we announced that our Board of Directors has approved a quarterly dividend in the amount of $0.27 per share payable June 1, 2016 to shareholders of record as of May 16, 2016, as discussed more fully in the press release incorporated herein and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

May 10, 2016	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release.